QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.5

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the inclusion of our Independent Auditors' Report dated January 3, 2002 regarding the statement of financial condition of Hacienda Bank as of December 31, 2001 and the related statements of income, changes in shareholders' equity, and cash flows for the two years then ended in the Registration Statement on Form S-4 of Heritage Oaks Bancorp, filed with the Securities and Exchange Commission, and the reference to our firm as experts.

/s/  VAVRINEK, TRINE, DAY & CO., LLP

Laguna Hills, California
August 12, 2003

QuickLinks

  EXHIBIT 23.5